Exhibit 99.01

Press Release
www.shire.com

Share buyback commenced

Dublin, Ireland – October 26, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPG), confirms that the Company has now commenced its share buyback programme following its announcement on October 25, 2012 as part of its Quarterly results.

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Media
Jessica Mann	jmann@shire.com	+44 1256 894 280

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX